Exhibit 99.1

PRESS RELEASE CONTACT: Rob Seelig (603) 640-2212
White Mountains to Acquire a Majority Stake in Bamboo

HAMILTON, Bermuda, October 20, 2023 /PRNewswire/ -- White Mountains Insurance Group, Ltd. (NYSE: WTM) (“White Mountains”) announced today that it has entered into an agreement to acquire a majority stake in Bamboo Ide8 Insurance Services, LLC (“Bamboo”), an MGA focused on the California homeowners insurance market. White Mountains expects to invest approximately $285 million, including primary capital to support Bamboo’s growth, and to acquire approximately 70% of Bamboo basic shares outstanding.

Bamboo was launched in 2018 by John Chu, a seasoned insurance executive. Bamboo provides homeowners’ insurance for over 100,000 California policyholders, using its technology-enabled underwriting platform to select and manage risk. Bamboo has grown profitably and rapidly in the challenging California market, and is now poised to expand into other states. John and the current Bamboo management team will continue to lead the business through its next phase and will retain a significant equity stake.

“We are pleased to make this investment alongside John and the Bamboo management team. Bamboo is delivering a much-needed insurance alternative to homeowners in California. Bamboo has strong momentum, and we look forward to supporting its continued growth,” said Chris Delehanty, Head of M&A of White Mountains.

“This transaction marks a new and exciting chapter for Bamboo. We are fortunate to have found a like-minded capital partner who shares our vision and has a strong track record of successful insurance partnerships,” said John Chu, Founder and CEO of Bamboo.

The transaction is expected to close in the first quarter of 2024. The closing is subject to regulatory approvals and other customary closing conditions. The closing is not subject to a financing condition. The exact ownership to be acquired by White Mountains, and the resulting amount that will be invested, will be determined based on Bamboo unitholder elections made prior to closing. For more information, see White Mountains’s Form 8-K filed October 20, 2023.

Howden Tiger Capital Markets & Advisory acted as financial advisor to White Mountains, while Cravath, Swaine & Moore LLP provided legal advice. Evercore Group, L.L.C. acted as financial advisor to Bamboo and selling equityholders, while Willkie Farr & Gallagher LLP provided legal advice.

About Bamboo

Bamboo is a capital-light, tech- and data-enabled insurance distribution platform providing insurance offerings to the residential property market in California. Bamboo operates primarily through its full-service MGA business, where the company manages all aspects of the placement process on behalf of its fronting and (re)insurance partners, including product development, marketing, underwriting, policy issuance, and claims oversight, and earns commissions based on the volume and profitability of the insurance that it places. Bamboo puts underwriting first, leveraging technology and data science tools to select, price and manage risk. Bamboo also operates two separate but integrated businesses: (i) a retail agency offering ancillary products (e.g., flood, earthquake) on behalf of third parties and (ii) a captive reinsurer participating in a small share of the underwriting risk of Bamboo’s MGA programs. For more information, visit www.bambooinsurance.com.

About White Mountains

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange under the symbol WTM and on the Bermuda Stock Exchange under the symbol WTM.BH. Additional financial information and other items of interest are available at the Company's web site located at www.whitemountains.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “could”, “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•change in book value per share, adjusted book value per share or return on equity;
•business strategy;
•financial and operating targets or plans;
•incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;
•projections of revenues, income (or loss), earnings (or loss) per share, EBITDA, adjusted EBITDA, dividends, market share or other financial forecasts of White Mountains or its businesses;
•expansion and growth of its business and operations;
•expected timing of the transactions; and
•future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to risks and uncertainties that could cause actual results to differ materially from expectations, including:

•the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022;
•claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, wildfires, tornadoes, tsunamis, severe winter weather, public health crises, terrorist attacks, war and war-like actions, explosions, infrastructure failures or cyber-attacks;
•recorded loss reserves subsequently proving to have been inadequate;
•the market value of White Mountains’s investment in MediaAlpha;
•the trends and uncertainties from the COVID-19 pandemic, including judicial interpretations on the extent of insurance coverage provided by insurers for COVID-19 pandemic related claims;
•business opportunities (or lack thereof) that may be presented to it and pursued;
•actions taken by rating agencies, such as financial strength or credit ratings downgrades or placing ratings on negative watch;
•the continued availability of capital and financing;
•deterioration of general economic, market or business conditions, including due to outbreaks of contagious disease (including the COVID-19 pandemic) and corresponding mitigation efforts;
•competitive forces, including the conduct of other insurers;
•changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers; and
•other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.